Exhibit 99.1

Hertz Global Holdings Reports
Record Fourth Quarter and Full-Year 2019 Revenue
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ESTERO, Fla, February 24, 2020 - Hertz Global Holdings, Inc. (NYSE: HTZ) ("Hertz Global" or the "Company") today reported results for its fourth quarter and year ended December 31, 2019.

•	Record U.S. RAC revenue, up 6% for the fourth quarter, 7% for the full year on pricing and volume

•	Record global revenue, up 1% for the fourth quarter, 3% for the full year

•	Global revenue, excluding Donlen adjustments and fx, increased 5% for the fourth quarter and full year

•	Net loss attributable to Hertz Global was $118 million for the fourth quarter, $58 million for the full year

•	Adjusted Corporate EBITDA up 11% for the fourth quarter, 50% for the full year

“We have made tremendous progress over the past three years in re-igniting topline growth, driving margin expansion and improving customer satisfaction. Our latest results reflect 10 straight quarters of year-over-year revenue growth and nine consecutive quarters of year-over-year adjusted corporate EBITDA growth,” said Kathryn Marinello, Hertz’s Chief Executive Officer. “We are leveraging our existing capabilities to drive new revenue opportunities and continuing our focus on operational efficiencies to ensure sustainable earnings improvement over the long-term.”

For the fourth quarter 2019, total revenues were $2.3 billion, a 1% increase versus the fourth quarter 2018. Net loss attributable to Hertz Global was $118 million, or $0.83 loss per diluted share, compared with net loss attributable to Hertz Global of $101 million for the fourth quarter 2018, or $1.05 loss per diluted share. The Company reported Adjusted Net Loss for the fourth quarter 2019 of $34 million, or $0.24 Adjusted Diluted Loss Per Share, compared with Adjusted Net Loss of $46 million for the fourth quarter 2018, or $0.48 Adjusted Diluted Loss Per Share. Adjusted Corporate EBITDA for the fourth quarter 2019 was $54 million versus $49 million for the same period last year.

For the full-year 2019, total revenues were $9.8 billion, a 3% increase versus 2018. Net loss attributable to Hertz Global was $58 million, or $0.49 loss per diluted share, compared with net loss attributable to Hertz Global of $225 million for 2018, or $2.35 loss per diluted share. The Company reported Adjusted Net Income for 2019 of $168 million, or $1.44 Adjusted Diluted Earnings Per Share, compared with Adjusted Net Loss of $14 million for 2018, or $0.15 Adjusted Diluted Loss Per Share. Adjusted Corporate EBITDA for 2019 was $649 million versus $433 million for 2018.

U.S. RENTAL CAR ("U.S. RAC") SUMMARY
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U.S. RAC	Three Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2019	2018
Total revenues	$1,673	$1,575	6%

Adjusted EBITDA	$48	$48	—%
Adjusted EBITDA Margin	3%	3%

Average Vehicles (in whole units)	516,726	498,100	4%
Vehicle Utilization	79%	81%
Transaction Days (in thousands)	37,706	37,036	2%
Total RPD (in whole dollars)	$43.54	$41.88	4%
Total RPU Per Month (in whole dollars)	$1,059	$1,038	2%
Depreciation Per Unit Per Month (in whole dollars)	$283	$256	11%

Total U.S. RAC revenues of $1.7 billion were a fourth quarter record for the Company and up 6% on higher volume and pricing. Revenue per day was up 4% as pricing improved across all brands, in both business and leisure categories, and in on- and off-airport rentals. Transaction days grew 2% driven by solid demand from the Company's growth initiatives in TNC and delivery rentals. Vehicle utilization was negatively impacted by a significant number of units on safety recall compared to a year ago and the continued ramp up of trucks and vans to meet future demand for delivery rentals.

Depreciation Per Unit Per Month increased 11%, reflecting lower residual values on certain vehicles sold by the Company during the quarter. The Company continues to benefit from dispositions through its higher returning retail car-sales channel.

Adjusted Corporate EBITDA of $48 million was flat versus the fourth quarter of 2018. These results were driven by strong revenue growth and a 270-basis point improvement in operating expenses and SG&A as a percentage of revenue were offset by higher per-unit depreciation in the quarter.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY
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International RAC	Three Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2019	2018
Total revenues	$474	$487	(3)%

Adjusted EBITDA	$(10)	$8	NM
Adjusted EBITDA Margin	(2)%	2%

Average Vehicles (in whole units)	169,971	170,600	—%
Vehicle Utilization	72%	72%
Transaction Days (in thousands)	11,256	11,342	(1)%
Total RPD (in whole dollars)	$42.98	$42.58	1%
Total RPU Per Month (in whole dollars)	$949	$943	1%
Depreciation Per Unit Per Month (in whole dollars)	$221	$204	8%
NM - Not meaningful

Total International RAC revenues decreased 3% year-over-year and were flat on a constant currency basis. Total RPD was up 1% driven by improved pricing in Asia Pacific and Europe, offset by a volume decline of 1% due to continued softness in Europe.

Depreciation Per Unit Per Month increased 8% driven by residual value declines on certain vehicles that were disposed of during the quarter.

Adjusted EBITDA loss of $10 million reflected lower revenue and higher per-unit depreciation versus the fourth quarter of 2018.

ALL OTHER OPERATIONS SUMMARY
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All Other Operations	Three Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2019	2018
Total revenues	$179	$232	(23)%

Adjusted EBITDA	$30	$22	36%
Adjusted EBITDA Margin	17%	9%

Average Vehicles (in whole units) - Donlen	222,400	188,100	18%

All Other Operations primarily is comprised of the Company's Donlen leasing operations. Revenue was unfavorably impacted by a change in presentation for certain leased vehicles in 2019, which lowered revenue by $18 million during the quarter. In addition, in the prior year quarter, Donlen experienced higher than normal capital lease volume, resulting in a $53 million increase in revenue and depreciation. Excluding these items, Donlen revenues grew 10% in the quarter which drove a 36% increase in Adjusted EBITDA for the segment behind strong growth in leasing and fleet management.

RIGHTS OFFERING
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In June 2019, the Company distributed transferable subscription rights to its shareholders to purchase up to an aggregate of 57,915,055 new shares (the "Rights Offering"). The Rights Offering, which was fully subscribed, was consummated in July 2019. As a result of the timing of the subscription period, the rights generated a dilutive impact to the Company’s 2019 basic and diluted earnings per share. The three and twelve months ended December 31, 2018 have been adjusted to reflect the impact of the Rights Offering, and the Company will continue to adjust prior periods for the impact, where necessary.

RESULTS OF THE HERTZ CORPORATION
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The GAAP and non-GAAP profitability metrics for Hertz Global's operating subsidiary, The Hertz Corporation ("Hertz"), are materially the same as those for Hertz Global.

EARNINGS WEBCAST INFORMATION
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Hertz Global's live webcast and conference call to discuss its fourth quarter 2019 results will be held on February 25, 2020, at 8:30 a.m. Eastern Time, and can be accessed through a link on the Investor Relations section of the Hertz website, IR.Hertz.com, or by dialing (877) 692-8955 and providing access code 2258216. Investors are encouraged to dial-in approximately 10 minutes prior to the call.  A web replay will remain available for approximately one year.  A telephone replay will be available one hour following the conclusion of the call for one year at (866) 207-1041 with access code 5425195. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

SELECTED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
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Following are tables that present selected financial data of Hertz Global. Also included are Supplemental Schedules which are provided to present segment results and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this earnings release and provides the usefulness of non-GAAP measures to investors and additional purposes for which management uses such measures.

ABOUT HERTZ
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The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands in approximately 10,200 corporate and franchisee locations throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Product and service initiatives such as Hertz Gold Plus Rewards, Ultimate Choice, Carfirmations, Mobile Wi-Fi and unique vehicles offered through its specialty collections set Hertz apart from the competition. Additionally, The Hertz Corporation owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit: www.hertz.com.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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Certain statements contained in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative.

Important factors that could affect the Company’s actual results and cause them to differ materially from those expressed in forward-looking statements include, among others, those that may be disclosed, revised or supplemented from time to time in subsequent reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors could include: levels of travel demand, particularly with respect to business and leisure travel in the United States and in global markets; significant changes in the competitive environment and the effect of competition in the Company’s markets on rental volume and pricing, including on the Company’s pricing policies or use of incentives; occurrences that disrupt rental activity during the Company’s peak periods; the Company’s ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in the Company’s rental operations accordingly; increased vehicle costs due to declining value of the

Company’s non-program vehicles; the Company’s ability to maintain sufficient liquidity and the availability of additional or continued sources of financing for the Company’s revenue earning vehicles and to refinance the Company’s existing indebtedness; the Company’s ability to adequately respond to changes in technology, customer demands and market competition; the Company’s ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles it purchases; the Company’s recognition of previously deferred tax gains on the disposition of revenue earning vehicles; financial instability of the manufacturers of the Company’s vehicles, which could impact their ability to fulfill obligations under repurchase or guaranteed depreciation programs; an increase in the Company’s vehicle costs or disruption to the Company’s rental activity, particularly during the Company’s peak periods, due to safety recalls by the manufacturers of the Company’s vehicles; the Company’s ability to execute a business continuity plan; the Company’s access to third-party distribution channels and related prices, commission structures and transaction volumes; the Company’s ability to retain customer loyalty and market share; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws, the Company’s ability to repatriate cash from non-U.S. affiliates without adverse tax consequences, the Company’s exposure to fluctuations in foreign currency exchange rates and the Company’s ability to effectively manage the Company’s international operations after the United Kingdom's withdrawal from the European Union; a major disruption in the Company’s communication or centralized information networks; a failure to maintain, upgrade and consolidate the Company’s information technology systems; the Company’s ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats; costs and risks associated with litigation and investigations or any failure or inability to comply with laws and regulations or any changes in the legal and regulatory environment, including laws and regulations relating to environmental matters and consumer privacy and data security; the Company’s ability to maintain its network of leases and vehicle rental concessions at airports in the U.S. and internationally; the Company’s ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy; the Company’s ability to maintain an effective employee retention and talent management strategy and resulting changes in personnel and employee relations; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations, where such actions may affect the Company’s operations, the cost thereof or applicable tax rates; risks relating to the Company’s deferred tax assets, including the risk of an "ownership change" under the Internal Revenue Code of 1986; the Company’s exposure to uninsured claims in excess of historical levels; risks relating to the Company’s participation in multiemployer pension plans; risks related to the Company’s indebtedness, including the Company’s substantial amount of debt, the Company’s ability to incur substantially more debt, the fact that substantially all of the Company’s consolidated assets secure certain of the Company’s outstanding indebtedness and increases in interest rates or in the Company’s borrowing margins; the Company’s ability to meet the financial and other covenants contained in the Company’s senior credit facilities and letter of credit facility, the Company’s outstanding unsecured senior notes, the Company’s outstanding senior second priority secured notes and certain asset-backed and asset-based arrangements; the Company’s ability to access financial markets, including the financing of the Company’s vehicle fleet through the issuance of asset-backed securities; fluctuations in interest rates and commodity prices; the Company’s ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; changes in accounting principles, or their application or interpretation, and the Company’s ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results; and other risks and uncertainties described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date hereof, and except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS:
Investor Relations:	Media:
Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(239) 301-6300
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA
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SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended December 31,		As a Percentage of Total Revenues		Twelve Months Ended December 31,		As a Percentage of Total Revenues
(In millions, except per share data)	2019	2018	2019	2018	2019	2018	2019	2018
Total revenues	$2,326	$2,294	100%	100%	$9,779	$9,504	100%	100%
Expenses:
Direct vehicle and operating	1,339	1,312	58%	57%	5,486	5,355	56%	56%
Depreciation of revenue earning vehicles and lease charges	672	670	29%	29%	2,565	2,690	26%	28%
Selling, general and administrative	248	251	11%	11%	969	1,017	10%	11%
Interest expense, net:
Vehicle	121	113	5%	5%	494	448	5%	5%
Non-vehicle	98	72	4%	3%	311	291	3%	3%
Total interest expense, net	219	185	9%	8%	805	739	8%	8%
Other (income) expense, net	(22)	(4)	(1)%	—%	(59)	(40)	(1)%	—%
Total expenses	2,456	2,414	106%	105%	9,766	9,761	100%	103%
Income (loss) before income taxes	(130)	(120)	(6)%	(5)%	13	(257)	—%	(3)%
Income tax (provision) benefit	15	18	1%	1%	(63)	30	(1)%	—%
Net income (loss)	(115)	(102)	(5)%	(4)%	(50)	(227)	(1)%	(2)%
Net (income) loss attributable to noncontrolling interests	(3)	1	—%	—%	(8)	2	—%	—%
Net income (loss) attributable to Hertz Global	$(118)	$(101)	(5)%	(4)%	$(58)	$(225)	(1)%	(2)%
Weighted average number of shares outstanding(a):
Basic	142	96			117	96
Diluted	142	96			117	96
Earnings (loss) per share:
Basic	$(0.83)	$(1.05)			$(0.49)	$(2.35)
Diluted	$(0.83)	$(1.05)			$(0.49)	$(2.35)

Adjusted Net Income (Loss)(b)	$(34)	$(46)			$168	$(14)
Adjusted Diluted Earnings (Loss) Per Share(b)	$(0.24)	$(0.48)			$1.44	$(0.15)
Adjusted Corporate EBITDA(b)	$54	$49			$649	$433

(a)
Basic weighted-average shares and weighted-average shares used to calculate diluted earnings (loss) per share for the three and twelve months ended December 31, 2018 have been adjusted to give effect to the Rights Offering.

(b)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

SELECTED UNAUDITED CONSOLIDATED BALANCE SHEET DATA

(In millions)	As of December 31, 2019	As of December 31, 2018
Cash and cash equivalents	$865	$1,127
Total restricted cash and cash equivalents	495	283
Revenue earning vehicles, net:
U.S. Rental Car	9,820	8,793
International Rental Car	2,319	2,146
All Other Operations	1,650	1,480
Total revenue earning vehicles, net	13,789	12,419
Total assets(a)	24,627	21,382
Total debt	17,089	16,324
Net Vehicle Debt(b)	12,949	11,688
Net Non-vehicle Debt(b)	2,890	3,328
Total stockholders' equity	1,888	1,120

(a)
On January 1, 2019, the Company adopted new lease guidance under U.S. GAAP and recorded a net cumulative-effect adjustment of $1.5 billion to recognize assets associated with the Company's leases as of that date.

(b)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule V.

SELECTED UNAUDITED CONSOLIDATED CASH FLOW DATA

	Twelve Months Ended December 31,
(In millions)	2019	2018
Cash flows provided by (used in):
Operating activities	$2,900	$2,556
Investing activities	(4,425)	(4,197)
Financing activities	1,474	1,561
Effect of exchange rate changes	1	(14)
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents	$(50)	$(94)

Fleet Growth(a)	$(161)	$215
Adjusted Free Cash Flow(a)	$(202)	$153

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules III and IV.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Three Months Ended December 31, 2019					Three Months Ended December 31, 2018
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$1,673	$474	$179	$—	$2,326	$1,575	$487	$232	$—	$2,294
Expenses:
Direct vehicle and operating	1,019	312	8	—	1,339	998	300	11	3	1,312
Depreciation of revenue earning vehicles and lease charges	439	111	122	—	672	383	106	181	—	670
Selling, general and administrative	126	51	11	60	248	122	61	9	59	251
Interest expense, net:
Vehicle	85	23	13	—	121	75	26	12	—	113
Non-vehicle	(47)	—	(5)	150	98	(42)	(1)	(5)	120	72
Total interest expense, net	38	23	8	150	219	33	25	7	120	185
Other (income) expense, net	(22)	(1)	—	1	(22)	(1)	(3)	—	—	(4)
Total expenses	1,600	496	149	211	2,456	1,535	489	208	182	2,414
Income (loss) before income taxes	$73	$(22)	$30	$(211)	$(130)	$40	$(2)	$24	$(182)	$(120)
Income tax (provision) benefit					15					18
Net income (loss)					$(115)					$(102)
Net (income) loss attributable to noncontrolling interests					(3)					1
Net income (loss) attributable to Hertz Global					$(118)					$(101)

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Twelve Months Ended December 31, 2019					Twelve Months Ended December 31, 2018
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$6,938	$2,169	$672	$—	$9,779	$6,480	$2,276	$748	$—	$9,504
Expenses:
Direct vehicle and operating	4,146	1,312	28	—	5,486	4,014	1,306	37	(2)	5,355
Depreciation of revenue earning vehicles and lease charges	1,656	440	469	—	2,565	1,678	448	564	—	2,690
Selling, general and administrative	490	221	35	223	969	466	248	37	266	1,017
Interest expense, net:
Vehicle	345	97	52	—	494	291	114	43	—	448
Non-vehicle	(188)	(4)	(21)	524	311	(147)	(1)	(16)	455	291
Total interest expense, net	157	93	31	524	805	144	113	27	455	739
Other (income) expense, net	(38)	—	—	(21)	(59)	(7)	(5)	—	(28)	(40)
Total expenses	6,411	2,066	563	726	9,766	6,295	2,110	665	691	9,761
Income (loss) before income taxes	$527	$103	$109	$(726)	$13	$185	$166	$83	$(691)	$(257)
Income tax (provision) benefit					(63)					30
Net income (loss)					$(50)					$(227)
Net (income) loss attributable to noncontrolling interests					(8)					2
Net income (loss) attributable to Hertz Global					$(58)					$(225)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
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	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share data)	2019	2018	2019	2018
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss) attributable to Hertz Global	$(118)	$(101)	$(58)	$(225)
Adjustments:
Income tax provision (benefit)	(15)	(18)	63	(30)
Vehicle and non-vehicle debt-related charges(a)	13	14	52	50
Loss on extinguishment of debt(b)	39	—	43	22
Restructuring and restructuring related charges(c)	3	6	14	32
Information technology and finance transformation costs(d)	37	24	114	98
Acquisition accounting-related depreciation and amortization(e)	14	14	55	62
Other items(f)	(18)	(1)	(59)	(28)
Adjusted pre-tax income (loss)(g)	(45)	(62)	224	(19)
Income tax (provision) benefit on adjusted pre-tax income (loss)(h)	11	16	(56)	5
Adjusted Net Income (Loss)	$(34)	$(46)	$168	$(14)
Weighted-average number of diluted shares outstanding	142	96	117	96
Adjusted Diluted Earnings (Loss) Per Share(i)	$(0.24)	$(0.48)	$1.44	$(0.15)

Adjusted Corporate EBITDA:
Net income (loss) attributable to Hertz Global	$(118)	$(101)	$(58)	$(225)
Adjustments:
Income tax provision (benefit)	(15)	(18)	63	(30)
Non-vehicle depreciation and amortization(j)	52	52	203	218
Non-vehicle debt interest, net	98	72	311	291
Vehicle debt-related charges(a),(k)	9	10	38	36
Loss on extinguishment of vehicle debt(b)	—	—	—	22
Restructuring and restructuring related charges(c)	3	6	14	32
Information technology and finance transformation costs(d)	37	24	114	98
Other items(f),(l)	(12)	4	(36)	(9)
Adjusted Corporate EBITDA	$54	$49	$649	$433

Supplemental Schedule II (continued)

(a)	Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.

(b)
In 2019, represents $39 million of early redemption premium and write-off of deferred financing costs associated with the partial redemption in the fourth quarter of the Senior Second Priority Secured Notes and a $4 million write-off of deferred financing costs associated with the full redemption in the third quarter of the 5.875% Senior Notes due October 2020 and 7.375% Senior Notes due January 2021. In 2018, primarily represents $20 million of early redemption premium and write-off of deferred financing costs associated with the full redemption of the 4.375% European Vehicle Senior Notes due January 2019.

(c)
Represents charges incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives. In 2018, also includes consulting costs, legal fees, and other expenses related to the previously disclosed accounting review and investigation.

(d)
Represents costs associated with the Company’s information technology and finance transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes. These costs relate primarily to the Company's corporate operations ("Corporate").

(e)	Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.

(f)
Represents miscellaneous items. In 2019, includes a $30 million gain on marketable securities in Corporate, of which $5 million was recorded during the fourth quarter of 2019, and a $39 million gain on the sale of non-vehicle capital assets in U.S. RAC, of which $24 million was recorded in the fourth quarter of 2019. In 2018, includes a $20 million gain on marketable securities, and a $6 million legal settlement received related to an oil spill in the Gulf of Mexico in 2010, all of which relate to Corporate.

(g)	Adjustments by caption on a pre-tax basis are as follows:

Increase (decrease) to expenses	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2019	2018	2019	2018
Direct vehicle and operating	$(14)	$(15)	$(54)	$(63)
Selling, general and administrative	(42)	(28)	(127)	(127)
Interest expense, net:
Vehicle	(9)	(10)	(38)	(58)
Non-vehicle	(43)	(4)	(57)	(14)
Total interest expense, net	(52)	(14)	(95)	(72)
Other income (expense), net	20	—	57	26
Noncontrolling interests	3	(1)	8	(2)
Total adjustments	$(85)	$(58)	$(211)	$(238)

(h)	Derived utilizing a combined statutory rate of 25% for the periods ending December 31, 2019 and 2018 applied to the respective Adjusted Pre-tax Income (Loss).

(i)
Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.

(j)
Non-vehicle depreciation and amortization expense for U.S. RAC, International RAC, All Other Operations and Corporate for the three months ended December 31, 2019 are $40 million, $5 million, $2 million and $5 million, respectively, and for the three months ended December 31, 2018 are $38 million, $7 million, $3 million and $4 million respectively. Non-vehicle depreciation and amortization expense for U.S. RAC, International RAC, All Other Operations and Corporate for the twelve months ended December 31, 2019 are $156 million, $23 million, $10 million and $14 million, respectively, and for the twelve months ended December 31, 2018 are $159 million, $32 million, $10 million and $17 million, respectively.

(k)
Vehicle debt related charges for U.S. RAC, International RAC and All Other Operations for the three months ended December 31, 2019 are $6 million, $2 million and $1 million, respectively, and for the three months ended December 31, 2018 are $5 million, $4 million, and $1 million, respectively. Vehicle debt related charges for U.S. RAC, International RAC and All Other Operations for the twelve months ended December 31, 2019 are $22 million, $12 million and $4 million, respectively, and for the twelve months ended December 31, 2018 are $22 million, $10 million and $4 million, respectively.

(l)	Also includes an adjustment for non-cash stock-based compensation charges in Corporate.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FLEET GROWTH
Unaudited
____________________________________________________________________________________________________________________

	Twelve Months Ended December 31, 2019				Twelve Months Ended December 31, 2018
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global
Revenue earning vehicles expenditures	$(9,296)	$(3,379)	$(1,039)	$(13,714)	$(8,519)	$(3,171)	$(803)	$(12,493)
Proceeds from disposal of revenue earning vehicles	6,283	2,851	352	9,486	5,527	2,749	176	8,452
Net revenue earning vehicles capital expenditures	(3,013)	(528)	(687)	(4,228)	(2,992)	(422)	(627)	(4,041)
Depreciation and reserves for revenue earning vehicles	1,923	399	469	2,791	1,678	358	510	2,546
Financing activity related to vehicles:
Borrowings	9,536	2,338	1,139	13,013	9,457	3,588	964	14,009
Payments	(8,473)	(2,131)	(926)	(11,530)	(8,179)	(3,411)	(836)	(12,426)
Restricted cash changes	(58)	(105)	(44)	(207)	120	26	(19)	127
Net financing activity related to vehicles	1,005	102	169	1,276	1,398	203	109	1,710
Fleet Growth	$(85)	$(27)	$(49)	$(161)	$84	$139	$(8)	$215

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________

	Twelve Months Ended December 31,
(In millions)	2019	2018
Net cash provided by operating activities	$2,900	$2,556
Net change in restricted cash and cash equivalents, vehicle(a)	(207)	127
Revenue earning vehicles expenditures	(13,714)	(12,493)
Proceeds from disposal of revenue earning vehicles	9,486	8,452
Non-vehicle capital asset expenditures	(224)	(177)
Proceeds from non-vehicle capital assets disposed of or to be disposed of	27	51
Proceeds from issuance of vehicle debt	13,013	14,009
Repayments of vehicle debt	(11,530)	(12,426)
Noncontrolling interests	47	54
Adjusted Free Cash Flow(b)	$(202)	$153

(a)	Amounts presented for the twelve months ended December 31, 2019 and 2018 exclude a $2 million non-cash impact of foreign currency exchange rates, respectively.

(b)	During the third quarter 2019, the Company changed its definition of Adjusted Free Cash Flow and revised its reconciliation for the twelve months ended December 31, 2018 accordingly.

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - NET DEBT
Unaudited
__________________________________________________________________________________________________________

	As of December 31, 2019			As of December 31, 2018
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Debt as reported in the balance sheet	$13,368	$3,721	$17,089	$11,902	$4,422	$16,324
Add:
Debt issue costs, discounts and premiums	47	34	81	43	33	76
Less:
Cash and cash equivalents	—	865	865	—	1,127	1,127
Restricted cash	466	—	466	257	—	257
Net Debt	$12,949	$2,890	$15,839	$11,688	$3,328	$15,016

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
_______________________________________________________________________________

U.S. Rental Car

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2019	2018		2019	2018
Total RPD
Total Revenues	$1,673	$1,575		$6,938	$6,480
Ancillary retail vehicle sales revenue	(31)	(24)		(122)	(102)
Total Rental Revenues	$1,642	$1,551		$6,816	$6,378
Transaction Days (in thousands)	37,706	37,036		155,859	149,463
Total RPD (in whole dollars)	$43.54	$41.88	4%	$43.73	$42.67	2%

Total Revenue Per Unit Per Month
Total Rental Revenues	$1,642	$1,551		$6,816	$6,378
Average Vehicles (in whole units)	516,726	498,100		534,879	506,900
Total revenue per unit (in whole dollars)	$3,178	$3,114		$12,743	$12,582
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)	$1,059	$1,038	2%	$1,062	$1,049	1%

Vehicle Utilization
Transaction Days (in thousands)	37,706	37,036		155,859	149,463
Average Vehicles (in whole units)	516,726	498,100		534,879	506,900
Number of days in period (in whole units)	92	92		365	365
Available Car Days (in thousands)	47,539	45,825		195,231	185,019
Vehicle Utilization(a)	79%	81%		80%	81%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$439	$383		$1,656	$1,678
Average Vehicles (in whole units)	516,726	498,100		534,879	506,900
Depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$850	$769		$3,096	$3,310
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$283	$256	11%	$258	$276	(7)%

(a)	Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________

International Rental Car

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2019	2018		2019	2018
Total RPD
Total Revenues	$474	$487		$2,169	$2,276
Ancillary retail vehicle sales revenue	—	—		—	(1)
Foreign currency adjustment(a)	10	(4)		24	(82)
Total Rental Revenues	$484	$483		$2,193	$2,193
Transaction Days (in thousands)	11,256	11,342		50,139	50,417
Total RPD (in whole dollars)	$42.98	$42.58	1%	$43.73	$43.49	1%

Total Revenue Per Unit Per Month
Total Rental Revenues	$484	$483		$2,193	$2,193
Average Vehicles (in whole units)	169,971	170,600		180,723	180,400
Total revenue per unit (in whole dollars)	$2,848	$2,831		$12,135	$12,156
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)	$949	$943	1%	$1,011	$1,013	—%

Vehicle Utilization
Transaction Days (in thousands)	11,256	11,342		50,139	50,417
Average Vehicles (in whole units)	169,971	170,600		180,723	180,400
Number of days in period (in whole units)	92	92		365	365
Available Car Days (in thousands)	15,637	15,695		65,964	65,846
Vehicle Utilization(b)	72%	72%		76%	77%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$111	$106		$440	$448
Foreign currency adjustment(a)	2	(1)		5	(17)
Adjusted depreciation of revenue earning vehicles and lease charges	$113	$105		$445	$431
Average Vehicles (in whole units)	169,971	170,600		180,723	180,400
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$665	$615		$2,462	$2,389
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$221	$204	8%	$205	$199	3%

(a)	Based on December 31, 2018 foreign exchange rates.

(b)	Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
__________________________________________________________________________________

Worldwide Rental Car

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2019	2018		2019	2018
Total RPD
Total Revenues	$2,147	$2,062		$9,107	$8,756
Ancillary retail vehicle sales revenue	(31)	(24)		(122)	(103)
Foreign currency adjustment(a)	10	(4)		24	(82)
Total Rental Revenues	$2,126	$2,034		$9,009	$8,571
Transaction Days (in thousands)	48,962	48,378		205,998	199,880
Total RPD (in whole dollars)	$43.41	$42.03	3%	$43.73	$42.88	2%

Total Revenue Per Unit Per Month
Total Rental Revenues	$2,126	$2,034		$9,009	$8,571
Average Vehicles (in whole units)	686,697	668,700		715,602	687,300
Total revenue per unit (in whole dollars)	$3,096	$3,042		$12,589	$12,471
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)	$1,032	$1,014	2%	$1,049	$1,039	1%

Vehicle Utilization
Transaction Days (in thousands)	48,962	48,378		205,998	199,880
Average Vehicles (in whole units)	686,697	668,700		715,602	687,300
Number of days in period (in whole units)	92	92		365	365
Available Car Days (in thousands)	63,176	61,520		261,195	250,865
Vehicle Utilization(b)	78%	79%		79%	80%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$550	$489		$2,096	$2,126
Foreign currency adjustment(a)	2	(1)		5	(17)
Adjusted depreciation of revenue earning vehicles and lease charges	$552	$488		$2,101	$2,109
Average Vehicles (in whole units)	686,697	668,700		715,602	687,300
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$804	$730		$2,936	$3,069
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$268	$243	10%	$245	$256	(4)%

Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes the All Other Operations segment, which is primarily comprised of the Company's Donlen leasing operations, and Corporate.

(a)	Based on December 31, 2018 foreign exchange rates.

(b)	Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
_______________________________________________________________________________________________________

Hertz Global is the top-level holding company that indirectly wholly owns The Hertz Corporation (together, the "Company"). The term “GAAP” refers to accounting principles generally accepted in the United States of America. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted Diluted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, debt-related charges and losses, restructuring and restructuring related charges, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, non-cash acquisition accounting charges and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted Diluted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted Diluted EPS are important to management because they allow management to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, non-vehicle depreciation and amortization, net non-vehicle debt interest, vehicle debt-related charges and losses, restructuring and restructuring related charges, goodwill, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs and certain other miscellaneous items. Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and to facilitate analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted Free Cash Flow

Adjusted Free Cash Flow represents net cash provided by operating activities, including the change in restricted cash and cash equivalents related to vehicles, net revenue earning vehicle and capital asset expenditures and the net impact of vehicle financing activities. During the third quarter 2019, the Company changed its definition of Adjusted Free Cash Flow to exclude the impact of noncontrolling interests which primarily eliminates proceeds from vehicle sales upon consolidation of the Company, but not the associated repayment of vehicle debt. Adjusted Free Cash Flow is important to management and investors as it provides useful information about the amount of cash available for acquisitions and the reduction of non-vehicle debt.

Fleet Growth

Fleet Growth represents revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet Growth is important to management as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-vehicle Debt, Net Vehicle Debt and Total Net Debt

Net Non-vehicle Debt represents non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs, discounts and premiums associated with non-vehicle debt, less cash and cash equivalents. This measure is important to management and investors as it helps measure the Company's net corporate leverage. It also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt represents vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs, discounts and premiums associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities and its vehicle rental like-kind exchange program. Net Vehicle Debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt is the sum of Net Non-vehicle Debt and Net Vehicle debt and is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

KEY METRICS

Available Car Days

Available Car Days represents Average Vehicles multiplied by the number of days in a period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Depreciation Per Unit Per Month

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it is reflective of how the Company is managing the costs of its vehicles and facilitates in comparison with other participants in the vehicle rental industry.

Time and Mileage Revenue Per Transaction Day ("Time and Mileage pricing" or "T&M Rate")

Time and Mileage ("T&M") pricing represents the ratio of Total Rental Revenues, less ancillary revenue from value-added services, such as charges to the customer for the fueling of vehicles, loss damage waivers, insurance products, supplemental equipment and other consumables, to Transaction Days. This metric is important to management and investors as it represents a measurement of the changes in base rental fees, which comprise the majority of the Company’s Total RPD.

Total Rental Revenues

Total Rental Revenues represents total revenues less ancillary retail vehicle sales revenues, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measurement that excludes the impact of revenues generated from non-vehicle rental activity, such as ancillary revenues resulting from vehicle sales and facilitates in comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents the ratio of Total Rental Revenues to Transaction Days. This metric is important to management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of average Total Rental Revenues per vehicle per month. This metric is important to management and investors as it provides a measure of revenue productivity relative to fleet capacity, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to fleet capacity.